      As Filed with the Securities and Exchange Commission on May 20, 2002
                                                           File No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              WARREN BANCORP, INC.
             (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                                    04-3024165
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                             10 MAIN STREET, PEABODY
                               MASSACHUSETTS 01960
               (Address of Principal Executive Offices) (ZIP code)

                              WARREN BANCORP, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)

                              --------------------

                                 PAUL M. PEDUTO
                                    TREASURER
                              WARREN BANCORP, INC.
                                 10 MAIN STREET
                          PEABODY, MASSACHUSETTS 01960
                     (Name and address of agent of service)
                                 (978) 531-7400
                               (Telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                              JOHN O. NEWELL, ESQ.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000

                              --------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
   Title of Each Class of       Amount to be        Proposed Maximum          Proposed Maximum          Amount of
Securities to be Registered    Registered (1)   Offering Price Per Share  Aggregate Offering Price  Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock (2) .........   360,000 shares          $12.09(3)                 $4,350,600               $401
====================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the 2002 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This Registration Statement also relates to the rights (the "Rights") to purchase shares of Series B Junior Participating Cumulative Preferred Stock of the Registrant, which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, April 22, 1999, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated as of April 21, 1999. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Value attributed to the Rights, if any, is reflected in the market price of the common stock. Because no separate consideration is paid for the Rights, the registration fee associated with the Rights is included in the fee for the Common Stock.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee. The registration fee is based upon the average of the high and low sales prices for the Registrant's common stock, as reported on the Nasdaq National Market on May 15, 2002.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          There are hereby incorporated by reference:

          1. the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          2. the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

          3. the description of the Registrant's common stock, par value $.10 per share, contained in the Registrant's Registration Statement on Form 8-B dated May 10, 1995, as amended, including any amendment or report filed for the purpose of updating such description; and

          4. the description of the Registrant's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A, filed with the Commission on April 26, 1999 (File No. 000-17222), including any amendment or report filed for the purpose of updating such description.

          In addition, the Registrant hereby incorporates by reference all documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The following information will be included in the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2002 and is voluntarily included here with respect to the submission of approval of the Registrant's 2002 Incentive and Stock Option Plan:

          Shares entitled to vote as of March 4th, 2002, the record date for the Registrant's 2002 Annual Meeting of Stockholders: 7,392,031

          Shares present and voting in person or by proxy: 6,523,691

          Votes cast for approval of the Warren Bancorp, Inc. 2002 Option & Incentive Plan:

          For               5,545,042        85.0%
          Against             951,611        14.6%
          Abstain              27,038         0.4%

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable. See instructions to Item 4.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article VI (B) of the Registrant's Articles of Organization provides as follows:

          A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

          B. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

          Article V of the Registrant's By-laws provides as follows:

          1. ACTIONS, SUITS AND PROCEEDINGS. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a Director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to be taken in such capacity, against all expenses (including reasonable attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit, proceeding or investigation, and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article V, except as set forth in Section 7 of this Article V, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an action, suit, proceeding or investigation (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

          2. EMPLOYEES AND AGENTS. The Corporation may, at the discretion of the Board of Directors, indemnify employees and agents of the Corporation as if they were included in Section 1 of this Article V.

          3.   SETTLEMENTS. The right to indemnification conferred in this
Article V shall include the right to be paid by the Corporation for amounts paid in settlement of any such action, suit, proceeding or investigation and any appeal therefrom, and all expenses (including reasonable attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 6 of this Article V that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4 of this Article V. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article V. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 of this Article V, in the event that the Corporation does not assume the defense, or unless and until the Corporation assumes the defense, pursuant to Section 4 of this Article V of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article V, any expenses (including reasonable attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article V. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

          6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 3 or 5 of this Article V, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification pursuant to Section 1 of this Article V shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless a court of competent jurisdiction finally adjudicates that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 of this Article V. Any such indemnification pursuant to Section 3 of this Article V or advancement of expenses pursuant to
Section 5 of this Article V shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1 or 3 of this Article V, as the case may be. Such determination by the Corporation shall be made in each instance by (a) a majority vote of a quorum of the Directors of the Corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for Directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, or (c) independent legal counsel (who may be regular legal counsel to the Corporation).

          7. REMEDIES. The right to indemnification or advances as granted by this Article V shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6 of this Article V. Unless otherwise provided by law, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article V. Neither the failure of the Corporation to have made a determination prior to the commencement of any such action by the Indemnitee that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article V that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

          8.   SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this
Article V or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors, personal representatives and administrators of the Indemnitee. Nothing contained in this
Article V shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and Directors providing indemnification rights and procedures different from those set forth in this
Article V. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors pursuant to Section 2 of this Article V or otherwise, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article V.

          10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys' fees), judgments, fines or amounts paid in settlement to which such Indemnitee is entitled.

          11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation, any subsidiary, another organization or employee benefit plan against any expense, liability or loss incurred by him of her in any such capacity, or arising out of his of her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

          12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article V with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

          13. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

          14. SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article V to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

          The pertinent statutory provision relating to indemnification, Chapter 156B, Section 67 of the General Laws of the Commonwealth of Massachusetts, provides as follows:

INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

          No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

          A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

                                    EXHIBITS

         Exhibit
         Number     Exhibit
         -------    -------

         3.(i)(A)   Articles of Organization of Warren Bancorp, Inc. (1)

         3.(i)(B)   Articles of Merger of Warren Bancorp, Inc. (1)

         3.(i)(C) Certificate of Vote of Directors Establishing a Class of Stock of Warren Bancorp, Inc. classifying and designating the Series B Junior Participating Cumulative Preferred Stock. (2)

         3.(ii)     By-laws of Warren Bancorp, Inc., (1)

         4.1        Form of Stock Certificate of Warren Bancorp, Inc. (3)

         4.2 Shareholder Rights Agreement, dated as of April 21, 1999, between Warren Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (2)

         5.1* Opinion of Goodwin Procter LLP regarding the legality of securities being offered

        23.1        Consent of Goodwin Procter LLP (included in Exhibit 5.1)

        23.2*       Consent of Arthur Andersen LLP

        99.1*       Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan

---------------

(1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 1999 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 and incorporated herein by reference.

*        Filed herewith.

ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on May 15, 2002.


                                           WARREN BANCORP, INC.


                                           By: /s/ Paul M. Peduto
                                              -------------------------------
                                              Paul M. Peduto
                                              Treasurer

     We, the undersigned officers and Directors of Warren Bancorp, Inc., hereby severally constitute John R. Putney and Paul M. Peduto, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names in our capacities as officers and Directors to enable Warren Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                   SIGNATURES

         NAME                                 TITLE                    DATE
         ----                                 -----                    ----

/s/ John R. Putney                    President and Chief           May 15, 2002
---------------------------           Executive Officer;
John R. Putney                        Director (Principal
                                      Executive Officer)


/s/ Paul M. Peduto                    Treasurer; Director           May 15, 2002
---------------------------           (Principal Accounting
Paul M. Peduto                        and Financial Officer)


/s/ Peter V. Bent                     Director                      May 15, 2002
---------------------------
Peter V. Bent


/s/ Stephen J. Connolly IV            Director                      May 15, 2002
--------------------------
Stephen J. Connolly IV


/s/ Francis L. Conway                 Director                      May 15, 2002
---------------------------
Francis L. Conway


                                      Director
---------------------------
Robert R. Fanning, Jr.


/s/ Arthur E. Holden, Jr.             Director                      May 15, 2002
---------------------------
Arthur E. Holden, Jr.


/s/ Stephen R. Howe                   Director                      May 15, 2002
---------------------------
Stephen R. Howe


/s/ Stephen G. Kasnet                 Director                      May 15, 2002
---------------------------
Stephen G. Kasnet


/s/ Linda Lerner                      Director                      May 15, 2002
---------------------------
Linda Lerner


/s/ Arthur E. McCarthy                Director                      May 15, 2002
---------------------------
Arthur E. McCarthy


/s/ George W. Phillips                Director                      May 15, 2002
---------------------------
George W. Phillips


/s/ William F. Scanlon, Jr.           Director                      May 15, 2002
---------------------------
William F. Scanlon, Jr.


/s/ John D. Smidt                     Director                      May 15, 2002
------------------
John D. Smidt


/s/ John H. Womack                    Director                      May 15, 2002
---------------------------
John H. Womack


                                INDEX OF EXHIBITS

         Exhibit
         Number     Exhibit
         -------    -------

         3.(i)(A)   Articles of Organization of Warren Bancorp, Inc. (1)

         3.(i)(B)   Articles of Merger of Warren Bancorp, Inc. (1)

         3.(i)(C) Certificate of Vote of Directors Establishing a Class of Stock of Warren Bancorp, Inc. classifying and designating the Series B Junior Participating Cumulative Preferred Stock. (2)

         3.(ii)     By-laws of Warren Bancorp, Inc., (1)

         4.1        Form of Stock Certificate of Warren Bancorp, Inc. (3)

         4.2 Shareholder Rights Agreement, dated as of April 21, 1999, between Warren Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (2)

         5.1* Opinion of Goodwin Procter LLP regarding the legality of securities being offered

        23.1        Consent of Goodwin Procter LLP (included in Exhibit 5.1)

        23.2*       Consent of Arthur Andersen LLP

        99.1*       Warren Bancorp, Inc. 2002 Stock Option and Incentive Plan

------------------
(1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 1999 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 and incorporated herein by reference.

*        Filed herewith.